UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) June 18, 2001 (June 12, 2001)

                         VICTOR EBNER ENTERPRISES, INC.
             (Exact name or registrant as specified in its charter)



                  Florida                                      65-0853816
                  -------                                      ----------
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)

 c/o Troutman Sanders Mays & Valentine LLP                       22102
 -----------------------------------------                       -----
    1660 International Drive, Suite 600                        (Zip code)
    -----------------------------------
             McLean, Virginia
             ----------------
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (703) 734-4334

ITEM 2.  Changes in Registrants Certifying Accountant


         On June 12, 2001, Victor Ebner Enterprises Inc. (the "Company") selected Stefanou & Company LLP to serve as its independent public accountants for the year ending December 31, 2001. The former independent certified public accountant, Barry L. Friedman, P.C. ("Friedman"), recently died. Friedman's report on the Company's consolidated financial statements for the most recent fiscal year ended December 31, 2000 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the last fiscal year and the subsequent interim periods to the date hereof, there were no disagreements between the company and Friedman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         As a result of Friedman's death, the predecessor accountant's letter, which is required pursuant to Item 304 (a) (3) of Regulation S-B, can not be obtained or submitted as an exhibit to this Current Report on Form 8-K.

                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



VICTOR EBNER ENTERPRISES, INC.                      Date:  June 18, 2001
(Registrant)



By:  /s/ Christian Ebner
    --------------------
      Christian Ebner
      President




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